Exhibit 99.1

      FBL Financial Group to Present at Keefe, Bruyette & Woods
                      2006 Insurance Conference

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Aug. 31, 2006--FBL Financial Group, Inc. (NYSE:FFG) today announced that Jim Noyce, Chief Financial Officer, and JoAnn Rumelhart, Executive Vice President - Farm Bureau Life, will be presenting at the Keefe, Bruyette & Woods 2006 Insurance Conference in New York, NY on Thursday, September 7, 2006, at 1:50 p.m. ET. The presentation will provide an overview of FBL Financial Group's growth strategies and financial results. Investors may access a webcast of the presentation on FBL's website at www.fblfinancial.com.
    Comments made at this conference will include mention of FBL's 2006 earnings guidance, which is net income of $2.75 to $2.85 per common share and operating income of $2.50 to $2.60 per common share. Earnings are subject to volatility resulting from a number of factors, including mortality experience and investment results.
    Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission.

    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel,
(2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.

    FFG-1

    CONTACT: FBL Financial Group, Inc.
             Kathleen Till Stange, 515-226-6780
             Kathleen.TillStange@FBLFinancial.com